JASPERS + HALL, PC

CERTIFIED PUBLIC ACCOUNTANTS

9175 E. Kenyon Avenue, Suite 100

Denver, CO 80237

303-796-0099

April 10, 2008

The Board of Directors
TMT Capital Corporation

Independent Auditors’ Consent

We consent to the incorporation by reference in this report on Form 10KSB with respect to our report dated April 10, 2008, on our audits of the financial statements of TMT Capital Corporation for the years ended December 31, 2007 and 2006, and to references to our firm included in this report on Form 10KSB.

/s/Jaspers + Hall, PC

Denver, Colorado

April 10, 2008